SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 9, 2002

SPECTRIAN CORPORATION
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-24360	77-0023003
(Commission File Number)	(I.R.S. Employer Identification No.)

350 West Java Drive, Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

(408) 745-5400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

On December 9, 2002, Spectrian Corporation (the “Company”) announced that it had received approximately $8.5 million of purchase orders from SamSung Electronics for two of the Company’s products, the CDMA2000 IXRTT multicarrier power amplifier and the PCS IX EV-DO multicarrier power amplifier.  A copy of the Company’s press release is attached hereto.

Item 7.  Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit Number	Description

99.1	Press Release dated December 9, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 10, 2002

SPECTRIAN CORPORATION

By:	/s/ Thomas H. Waechter
Thomas H. Waechter
President and Chief Executive Officer

By:	/s/ Michael D. Angel
Michael D. Angel
Executive Vice President, Finance and Administration, Chief Financial Officer and Secretary

SPECTRIAN CORPORATION

FORM 8-K

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated December 9, 2002.